Exhibit 99.1

706 Mission Street, 10th Floor San Francisco CA 94103

FOR IMMEDIATE RELEASE

GOFISH REVISES UPWARDS FOURTH QUARTER 2007 REVENUE PROJECTIONS

SAN FRANCISCO - December 12, 2007 - GoFish Corporation (OTCBB: GOFH), a leading Internet video and youth entertainment network, today announced that it has revised upward its previously announced revenue projections for the fourth quarter and full year of 2007. For the fourth quarter ending December 31, 2007 the company now projects revenues to be in the range of $1.1 million to $1.3 million compared to the Company’s previously-announced projections in the range of $750,000 to $950,000. Based on these projections, the Company now projects revenues for the fiscal year 2007 to be in the range of $1.6 million to $1.8 million compared to the Company’s previously-announced projections in the range of $1.29 million to $1.49 million.

The fourth quarter revision was prompted by higher than anticipated advertising sales across GoFish’s youth-focused network of owned and affiliate sites.

“Our revised projection is due to the efforts of our sales organization which has successfully attracted top-tier brands to our growing network of sites,” said Tabreez Verjee, president of GoFish. “As we continue to incorporate other youth-focused publishers into our Network, we will be able to provide advertisers with greater scale and diversified ad solutions.”

For the fourth quarter ending December 31, 2007, GoFish expects to incur direct cost of revenues associated with payments to publishers of approximately 50% of revenues. The Company continues to expect to report a net loss for the fourth quarter and fiscal year 2007.

The Company’s projected revenues are estimates only and may change pending the Company’s management and independent auditor’s completion of their annual audit for the fiscal year ending December 31, 2007. While the Company’s management believes these projections have a reasonable basis, these projections are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such projections, including those identified under the heading “Risk Factors” included in the Company’s most recent quarterly report on Form 10-QSB.

About GoFish Corporation
GoFish Corporation, (OTCBB: GOFH) headquartered in San Francisco, is a leading internet video and youth entertainment network. Our primary online destination, www.gofish.com, allows users to participate in the viewing and production of our proprietary Made-for-Internet (“MFI”) programming that is sourced and developed in collaboration with established writers, producers and creators from the television and film industries. We engage in partnerships with content owners for the licensing of third-party video content and have entered into agreements with a select group of outside publishers for the syndication of our original and licensed content across multiple sites or networks of sites. The GoFish Network is comprised of our owned and operated sites as well as these youth-oriented publishers to whom we sell advertising. Our network provides a platform for advertisers, publishers, producers and content owners to reach our core constituency of kids, tweens and teens. For more information about the Company, go to www.gofish.com.

Exhibit 99.1

706 Mission Street, 10th Floor San Francisco CA 94103

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are generally identified by words, such as “projects,” "believes," "anticipates," "plans," "expects," "will," and "would," and similar expressions that are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward looking statements include projections of the Company’s revenues for the fourth quarter 2007 and full fiscal year 2007; the Company’s expectations regarding direct cost of revenues for the fourth quarter 2007; the Company’s expectations regarding the primary source of fourth quarter revenues; the Company’s goal of becoming the top online youth entertainment network on the Internet; and the Company’s expectations regarding a net loss for the fourth quarter 2007 and full year 2007. Actual events may differ materially from those mentioned in these forward-looking statements because of a number of risks and uncertainties, including, but not limited to: the loss of one or more advertisers could adversely affect the Company’s results of operations; the Company’s failure to develop and sustain long-term relationships with the Company’s publishers or the reduction in traffic of a current publisher in the Company’s network could limit the Company’s ability to generate revenue; the Company’s future financial results, including expected revenues, are unpredictable and difficult to forecast; the Company’s ability to maintain and strengthen the Company’s brand; the Company’s ability to achieve or maintain commercial acceptance of the Company’s channels or programming; the Company’s ability to attract advertisers; the risk of the Company losing key personnel; general economic, business and industry risks and conditions affecting the Company; and the level and intensity of competition in the online video industry. Additional discussion of these and other factors affecting GoFish’s business and prospects is contained in GoFish’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

Media Contacts for GoFish
Levine Communications Office
Alastair Duncan, 310-300-0950, aduncan@lcoonline.com

Investor Contacts for GoFish
Nils Erdmann, 415-979-9291, nils@gofish.com

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